UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri State International Lincolnshire, Illinois		60061
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On June 27, 2016, Glenn M. Creamer, Michael J. Dominguez and Robin P. Selati resigned their positions as members of the board of directors (the “Board”) of CDW Corporation (the “Company”) and as members of all Board committees on which they served. The resignations of Messrs. Creamer and Dominguez, who serve as Senior Managing Director and Managing Director, respectively, of Providence Equity Partners L.L.C. (“Providence Equity”), and Mr. Selati, who serves as Managing Director of Madison Dearborn Partners, LLC (“Madison Dearborn”), were not due to any disagreement with the Company. As a result of these resignations and in connection with the planned transition of Providence Equity and Madison Dearborn Board members from the Board, the size of the Board has decreased from fourteen to eleven members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: June 28, 2016	By:	/s/ Christine A. Leahy
Christine A. Leahy
Senior Vice President, International, Chief Legal Officer and Corporate Secretary

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